UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2013

Apricus Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 222-8041

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 14, 2013, Apricus Biosciences, Inc. (the “Company”) issued a press release announcing that the Company intended to cease continued funding of its French subsidiaries, Finesco SAS, Scomedica SAS and NexMed Pharma SAS (formerly Portalis SARL) (collectively, the “French Subsidiaries”).

On March 28, 2013, the Commercial Court of Versailles, France opened a bankruptcy reorganization of the French Subsidiaries following a declaration of insolvency by their legal representative. The court appointed a trustee to oversee the bankruptcy reorganization. It is difficult at this time to ascertain whether the French Subsidiaries will emerge from the bankruptcy reorganization or whether this reorganization bankruptcy will be converted into a liquidation bankruptcy.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 21E of the Exchange Act. Those statements include statements regarding the intent, belief or current expectations of the Company. Any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to those risks and uncertainties set forth in “Item 1A Risk Factors” of our most recent Annual Report on Form 10-K, as updated by subsequent current and periodic reports we have filed with the Securities and Exchange Commission. In light of the risks and uncertainties inherent in the forward-looking statements included in this current report, the inclusion of such statements should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Further, these forward-looking statements reflect our view only as of the date of this current report. Except as required by law, we undertake no obligations to update any forward-looking statements and we disclaim any intent to update forward-looking statements after the date of this report to reflect subsequent developments. Accordingly, you should carefully consider the factors set forth in subsequent reports or documents that we file from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 29, 2013	Apricus Biosciences, Inc.

	By:	/s/ Randy Berholtz
Randy Berholtz
Executive Vice President, General Counsel and Secretary

3